UNITED STATES

SECURITIES AND EXCHANGE COMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2008

Merisant Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-114102	52-2219000
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Merisant Company

(Exact Name of Registrant as Specified in Charter)

Delaware	333-114105	52-2218321
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

33 North Dearborn, Suite 200
Chicago, Illinois	60602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 840-6000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

Merisant Worldwide, Inc. announced on September 16, 2008 that Angelo Di Benedetto had been appointed Vice President, Global Operations.  Prior to assuming his new role, Mr. Di Benedetto had served as Director, International Finance since 2004.  In that position, Mr. Di Benedetto oversaw finance in the Europe, Africa and Middle East and Asia Pacific regions, and he has served Merisant and its predecessor companies for 21 years in finance and human resources functions.  Mr. Di Benedetto will report to Merisant CEO Paul Block, and he succeeds Scott Bartlett who left Merisant to pursue other opportunities.  The press release announcing Mr. Di Benedetto’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

99.1                           Press release, dated September 16, 2008, announcing the appointment of Angelo Di Benedetto as Vice President, Global Operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISANT WORLDWIDE, INC.

Date: September 16, 2008	By:	/s/ Jonathan W. Cole
Jonathan W. Cole
Vice President, General Counsel

MERISANT COMPANY

Date: September 16, 2008	By:	/s/ Jonathan W. Cole
Jonathan W. Cole
Vice President, General Counsel